                                                                   EXHIBIT 10.28

                            STATE REGISTRATION BOARD
                               Russian Federation
                             Ministry of Economics

                                  CERTIFICATE

                                No. R-3028.17.5

                              OF REGISTRATION OF

               REVISED AND AMENDED FOUNDATION DOCUMENTS IN THE

                                STATE REGISTRY

                          OF COMMERCIAL ORGANIZATIONS

         Issued to: the "TeleRoss" Closed Joint-Stock Company
                     with 100% Foreign Ownership (U.S.A.)
                     pursuant to the Minutes, Set No. 6,
             of the General Shareholders Meeting of May 17, 1996

           MAILING ADDRESS: Building 12, Krasnokazarmennaya Street, Moscow, Russian Federation, 111250

                 THIS CERTIFICATE GRANTS THE RIGHT TO ENGAGE
             IN COMMERCIAL ACTIVITIES PURSUANT TO THE FOUNDATION
       DOCUMENTS AND IN COMPLIANCE WITH CURRENT RUSSIAN FEDERATION LAW


[Signed]    V.P. SERYOGIN
            First Deputy General Director

                                             May 30, 1996

[Seal of State Registration Board,
Russian Federation Ministry of Economics]

APPROVED                                   REGISTERED
by Decision of the                         AND ENTERED IN
Founder - the American                     THE STATE REGISTRY
firm "SFMT-Rusnet, Inc."                   OF THE STATE
No. 6 of May 17, 1996                      REGISTRATION BOARD
[Seal of "SFMT-Rusnet, Inc."]              [illegible]
                                           May 30, 1996
                                           No. R-3028.17.5
                                           [Signed][illegible]
                                           [seal illegible]





                                  (Revised)

                                   CHARTER

                              of the "TeleRoss"

                          Closed Joint-Stock Company




                                     Moscow
                                      1996

                             1.  GENERAL PROVISIONS

     1.1. The "TeleRoss" Closed Joint-Stock Company, which was registered by the Russian Agency for International Cooperation and Development on December 23, 1993, Registration No. 3028.17, revisions for which have been registered by the State Registration Board of the Russian Federation Ministry of Economics on September 27, 1994, Registration No. R-3028.17.1; May 26, 1995, Registration
No. R-3028.17.2; June 5, 1995, Registration No. R-3028.17.3; and September 8, 1995, Registration No. R-3028.17.4, hereby brings its foundation documents into compliance with the provisions of the Russian Federation Federal Law "On Joint-Stock Companies" by drafting a revised version thereof in which the company is organized as a legal entity in the form of a joint-stock company.

     1.2. The provisions of this revised Charter of the "TeleRoss" Closed Joint-Stock Company (hereinafter referred to as the "Company") shall contain all necessary information as should or may be contained in the charter of the said joint-stock company pursuant to the requirements of the Russian Federation Federal Law "On Joint-Stock Companies".

     1.3. The activities of the Company and its governing bodies relating to issues not addressed in the provisions of this version of the Company Charter shall be regulated by the provisions of the Russian Federation Federal Law "On Joint-Stock Companies" and other current laws of the Russian Federation.

                          2.  COMPANY NAME AND ADDRESS

     2.1. The official name of the Company shall be as follows:

     - in the Russian language, the full name shall be the "TeleRoss Closed Joint-Stock Company," and the abbreviated name shall be the "TeleRoss CJSC;"

     - in the English language, the full name shall be the "TeleRoss Joint-Stock Company," and the abbreviated name shall be the "TeleRoss JSC."

     2.2. The address of the Company shall be: 32, Khamovnichesky val, Moscow, 119048.

     2.3. The mailing address of the Company shall be: 12, ul.
Krasnokazarmennaya, Moscow, 111250.

                        3.  LEGAL STATUS OF THE COMPANY

     3.1. The Company shall be a commercial organization with an authorized capital divided into a specific number of shares that shall certify the Founders' (shareholders') guaranteed rights with respect to the Company.

     3.2. The Company shall be founded in the form of a closed joint-stock company. Shares in the Company shall be distributed solely among its founders or among another fixed group of parties. The Company shall not have the right to conduct open subscription of the shares issued by the Company or to otherwise offer them for sale to a group or parties, not previously determined.

     3.3. The shareholders shall not be liable for the obligations of the Company and shall incur the risk of losses associated with its activities within the limits of the value of the shares belonging to them.

     Shareholders that have not paid for their shares in full shall bear joint liability for the obligations of the Company within the limits of the unpaid cost of the shares belonging to them.

     3.4. The Company shall be a legal entity, shall own detached property listed on an independent Company balance sheet, and may on its own behalf acquire and exercise property and personal nonproperty rights, assume obligations and sue and be sued in the courts.

     3.4.1. The Company shall be established for the purpose of engaging in various types of commercial activity for the purpose of earning a profit for the Company and its shareholders.

     The Company shall be established in perpetuity.

     3.4.2. In accordance with the above mentioned objectives, the Company shall primarily engage in the following types of activity:

     - provide and distribute local, long-distance and international communications services of all types on the territory of the Russian Federation through the use of ground, radio and satellite communications channels and other communications facilities;

     - provide information services of various types, including database links;

     - design, build and operate communications channels and networks on Russian territory for both the provision of the aforementioned communications services by the Company and on behalf of clients;


     - engage in investment activities relating to the establishment of communications networks and the distribution of communications services;

     - procure telecommunications and other related equipment, technologies, services, etc., essential to the Company's activities on the basis of purchase, lease and other contracts;

     - lease communications channels and services from Russian and foreign communications authorities and enterprises;

     -         sell and otherwise distribute special telephone calling cards;

     - provide marketing, advertising, consulting, expert and brokerage services;

     - train the personnel of users of communications services and equipment and provide service and support to users of communications services;

     - engage in scientific and technical research, introduce research findings in industry, and exercise inventor's oversight in the field of communications;

        -      produce communications equipment and devices and service them;

        -      perform installation, repair and maintenance;

        - conduct export-import transactions in connection with the construction of networks, the provision of communications services and other company activities;

        -      buy and sell patents, licenses and know-how;

        - create and sell intellectual property and scientific and technical products;

        - provide organizational and financial support to various production and commercial structures and engage in joint activities;

        -      provide patent and licensing services as a co-owner of patents;

        - establish banks, investment funds, holding companies and other financial and lending institutions pursuant to current law;

        - construct, modernize and operate industrial and social-service facilities, residential and nonresidential buildings and structures, infrastructure, offices, etc.

     3.4.3. The Company shall possess civil rights and may assume obligations essential to the conduct of any type of activity not prohibited by federal law.

     3.4.4. The Company may engage in those types of activities specified by federal law as requiring special permits (licenses).

     3.5. The Company shall have the right to open bank accounts on the territory of the Russian Federation and abroad pursuant to prescribed procedure.

     3.6. The Company shall have a round seal bearing its full official name in the Russian and English languages and its address, as well as stamps and letterhead bearing its name in the Russian and English languages, its own logo, a trademark registered pursuant to the prescribed procedure and other means of visual identification.

     3.7. The Company shall conclude major transactions and transactions in which specific officers have an interest pursuant to the procedure established by the Russian Federation Federal Law "On Joint-Stock Companies."

     3.8. The Company shall be liable for its obligations to the full extent of its property.

     The Company shall not be liable for the obligations of its Founders (shareholders).

     The state and agencies thereof shall not be liable for the obligations of the Company, and the Company shall not be liable for the obligations of the state or agencies thereof.

     3.9. If insolvency (bankruptcy) of the Company should result from the actions (inaction) of its Founders (shareholders) or other parties that have the right to issue binding directives to the Company or otherwise have the capability to determine its actions, said Founders (shareholders) or other parties may be subject to subsidiary liability for the Company's obligations should the Company's properties be insufficient.

     3.10. The Company shall have the right to establish branches and open offices on the territory of the Russian Federation pursuant to the requirements of Russian law.

     3.11. Offices and branches of the Company shall not be legal entities and shall operate on the basis of By-laws approved by the Company.

     The Company shall assign property to its offices and branches that shall be listed on separate balance sheets thereof, as well as on the balance sheet of the Company.

     Officers of branches and offices shall be appointed by the Company and shall act on the basis of powers of attorney issued by the Company.

     3.12. Branches and offices shall engage in activities on behalf of the Company. The Company shall be liable for the activities of the branches and offices.

     3.13. The Company may establish subsidiaries and subordinate companies with the rights of legal entities on the territory of the Russian Federation pursuant to Russian law.

     3.14. Subsidiaries shall not be liable for the obligations of the Company.

     The parent Company shall be liable jointly with a subsidiary for transactions concluded by the latter on the instructions of the parent Company in instances in which the right to issue binding instructions to the subsidiary is stipulated in a contract between them or in the charter of the subsidiary.

     3.15. In the event of insolvency (bankruptcy) of a subsidiary through the fault of the parent Company, the latter shall bear subsidiary liability for the subsidiary's debts.

     Shareholders of the subsidiary shall have the right to demand compensation from the parent Company for losses caused to the subsidiary through the fault of the parent Company.

                               4. COMPANY FOUNDER

     4.1. The Founder of the Company shall be the "SFMT-Rusnet, Inc." firm, a legal entity under the laws of the state of Delaware, United States of America.

     The address of the Founder shall be: 477 Madison Avenue, Eighth Floor, New York, NY 10022.

                     5.  AUTHORIZED CAPITAL OF THE COMPANY;
                         SHARES; NET ASSETS OF THE COMPANY

     5.1. The Authorized Capital of the Company shall consist of the par value of the shares purchased by the shareholders and shall be equal to 12,600,000,000 (twelve billion, six hundred million) rubles.

     The Authorized Capital of the Company as of its foundation shall consist of 12,600,000 (twelve million, six hundred thousand) common shares having a per share par value of 1,000,000 (one million) rubles.

     5.2. All of the Company's shares shall be distributed among its founders upon its foundation. All of the Company's shares shall be registered.

     5.3. By decision of the General Shareholders Meeting, the Company may determine the quantity and par value of shares that the Company is authorized to place in addition to its placed shares (authorized but unissued shares) by revising and amending the Company's Charter.

     5.4. The Authorized Capital of the Company may be increased by increasing the par value of the shares or by placing additional shares.

     A decision to increase the Authorized Capital shall be adopted by the Company Board of Directors.

     5.5. The Company's Authorized Capital may be decreased by decreasing the par value of the shares or by reducing the total quantity thereof, including by means of purchasing or canceling a portion of the shares.

     Decisions regarding reductions of the Authorized Capital shall be determined by the General Meeting of Company Shareholders.

     5.6. The Company shall notify its creditors in writing of any reduction in its Authorized Capital not later than 30 days after the date of adoption of a decision to that effect.

     5.7. Each common share shall confer identical rights on its owner. Shareholders may participate in the General Shareholders Meeting with the right to vote on all issues assigned to its jurisdiction, shall have the right to receive dividends and, in the event of the Company's liquidation, shall have the right to receive a portion of its property and other rights set forth in this Charter and in the Russian Federation Federal Law "On Joint-Stock Companies."

     5.8. Fifty percent of the Company's Authorized Capital shall have been paid in as of the moment of its registration, and the balance shall be payable within one year of the moment of registration.

     Additional shares shall be paid for within the time period specified in the decision to place them, but not later than one year from the date of placement thereof.

     5.9. Payment for the Company's shares may take the form of money, securities and other tangible assets or property rights having monetary value.

     For additional shares requiring monetary payment, a down payment of 25% of their par value shall be submitted upon the purchase of same.

     5.10. Company shares for which non-monetary payment is to be made shall be paid in full upon purchase of same.

     The monetary valued of property contributed as payment for shares upon the Company's foundation shall be determined by agreement among the Founders.

     When non-monetary assets are submitted as payment for additional shares, the monetary value of said property shall be determined pursuant to the regulations established by the Federal Law "On Joint-Stock Companies."

     5.11. A share shall not confer voting rights until it has been paid for in full, excepting shares acquired by the Founders upon the Company's establishment.

     If a share has not been paid for in full within the time period specified in point 5.8 of this Charter, the share shall be placed at the disposal of the Company, and an entry to that effect shall be made in the shareholders' register.

     Upon expiration of the aforesaid time period, money and/or other property contributed as payment for the shares shall not be refunded or returned.

     In instances of default on the obligation to pay for shares, the Company shall impose a fine on the party in default in the amount of 10 percent of the outstanding amount.

     5.12. The Company shall have the right to place bonds and other securities referenced in Russian Federation securities law.

     Bonds and other securities shall be placed by decision of the Company Board of Directors pursuant to the requirements of the Federal Law "On Joint-Stock Companies."

     5.13. The Company shall form a reserve fund in the amount of 15 percent of its Authorized Capital.

     The reserve fund shall be formed through mandatory annual deductions of 5 percent of net profit until the fund reaches the abovementioned amount.

     The reserve fund shall be used to cover Company losses, as well as to repay bonds and redeem Company shares in the event that other monies are lacking.

     The reserve fund may not be used for any other purposes.

     5.14. The value of the Company's net assets shall be based on their book value in the procedure established by current law.

     If, at the end of the second and each subsequent fiscal year, the value of net assets is less than the Authorized Capital, the Company shall be required to declare a decrease in its Authorized Capital to an amount not exceeding the value of its net assets.

                    6.  PLACEMENT OF SHARES BY THE COMPANY;
                        PURCHASE AND REDEMPTION OF PLACED SHARES

     6.1. Company shares shall be paid for at market value, but not less than their par value.

     Upon the Company's foundation, the Founders shall pay for shares in the Company at their par value.

     6.2. The Company shall have the right to place shares solely by means of closed subscription.

     6.3. Shareholders shall have preemptive rights to purchase shares being sold by other Company shareholders at the price being offered to a third party.

     The Company shall have a preemptive right to purchase shares being sold by its shareholders in the event that the other shareholders have waived their preemptive rights to purchase said shares.

     6.4. The following procedure and time periods shall be established for the exercise of preemptive rights to purchase shares being sold by Company shareholders.

     6.4.1. Company shareholders may exercise their preemptive rights to purchase Company shares from other shareholders only in the event that said other shareholders are selling (transferring in exchange for compensation) shares belonging to them to other parties.

     In other instances, Company shareholders have the right to freely transfer the shares they hold in the Company to both the Company's shareholders and third parties.

     Unless established otherwise by the Company's shareholders, shares may be transferred only after they have been paid for in full by the shareholder selling them.

     The Company itself may purchase the shares of a shareholder that has paid for its shares in full and wishes to transfer them. In such instances, the Company shall be required to assign the shares to other Company shareholders or other parties within 60 (sixty) days of the date of purchase. Throughout that period, the distribution of profit, as well as voting and the determination of a quorum at Shareholders meetings, shall take place without respect to the shares purchased by the Company.

     All changes in the composition of the Company's shareholders and in the amounts of shares belonging to them shall be specified in the register of Company shareholders, which shall be maintained by the Company pursuant to established procedure.

     6.4.2. The procedure for transfer in exchange for compensation (sale) of shares to other parties shall be as follows:

     a) The shareholder (shareholders) wishing to transfer its shares in the Company to another party shall be required to notify the executive body of the Company in writing at least 30 days prior to the date on which the shares will be offered for sale; said notice shall specify the substantive terms of the transaction (the date on which the notice is received by the executive body of the Company shall be deemed to be the date of the notice).

     These terms shall include:

     - all information necessary to the identification of the other party wishing to purchase the shares in the Company held by the shareholder;

     -    the quantity of shares being offered;

     - the sale price per share or for the entire package of shares being offered;

     -    the terms of payment for the shares;

     -    other terms of the transaction.

     The notice submitted by the shareholder regarding the transfer (sale) of its shares to another party in exchange for compensation may be delivered to the executive body of the Company in the form of a statement to which a copy of the shareholder's offer to the other party or the other party's offer to the shareholder should be appended.

     b) The executive body of the Company shall be required to inform the remaining shareholders of the offer received and the terms thereof within 10 days of the date of receipt of the shareholder's notice of transfer of shares in exchange for compensation.

     c) Shareholders may express a desire to accept the offer in writing within 15 (fifteen) days of the date on which they were notified by the executive body of the Company.

     d) If two or more shareholders express a desire to purchase the offered shares pursuant to the terms proposed, the offered shares shall be distributed among these shareholders in proportion to the quantity of shares they hold in the Company.

     e) If neither the Company nor any of the shareholders expresses a desire to purchase the offered shares in the proper manner and by the specified deadline, or if, having accepted the offer, the Company or any shareholder fails to purchase the shares being offered by the shareholder pursuant to the terms proposed by the latter within 2
          (two) months of the date on which the shareholder gave notice of offer of shares to the Company's executive body, that shareholder shall have the right to sell the shares to another party that has agreed to purchase the offered shares pursuant to the terms proposed.

     Transfers of shareholders' Company shares to other parties in violation of the abovementioned procedure shall be deemed null and void.

     Share transfers shall be registered in the registry of Company shareholders, which shall be maintained by the Company pursuant to the established procedure.

     The time period for the exercise of preemptive rights shall be not fewer than 30 nor more than 60 days from the date on which shares are offered for sale.

     6.5. If the Company increases its Authorized Capital by placing additional shares to be sold for money, the shareholders that hold voting shares in the Company shall have preemptive rights to purchase said shares in a quantity proportional to the quantity of voting shares they already hold in the company.

     6.6. If a decision is adopted to decrease the Authorized Capital, the Company shall purchase and redeem placed shares pursuant to the provisions of the Law "On Joint-Stock Companies."

                              7. COMPANY DIVIDENDS

     7.1. The Company's profit shall be determined at the end of each fiscal year. The net profit of the Company calculated in accordance with prescribed procedure, after payment of taxes as required by legislation and contributions to the Company's funds, shall remain at the Company's disposal and, by decision of the General Shareholders Meeting, shall be distributed among the shareholders in the form of dividends or shall be transferred to the Company's reserves.

     Dividends shall be paid from net profit for a current year (annual dividends).

     7.2. Decisions regarding distribution of annual dividends, dividend amount and methods of payment shall be determined by the General Shareholders Meeting upon the recommendation of the Board of Directors.

     Annual dividends may not exceed the amount recommended by the Board of Directors or be less than any interim (quarterly or semiannual) dividends paid.

     The General Shareholders Meeting shall have the right to adopt a decision to not pay a dividend.

     7.3. The Company shall be required to pay declared dividends.

     Dividends shall be paid in cash. Dividends may be paid in the form of other property, including shares or consumer goods, by special decision of the Board of Directors.

     7.4. In addition to paying annual dividends, the Company may pay interim (quarterly or semiannual) dividends, the amount and method of payment of which shall be determined by the Company Board of Directors.

     7.5. The payment date of annual dividends shall be specified in the decision adopted by the General Shareholders Meeting to pay annual dividends.

     The payment date of interim dividends shall be specified in the decision adopted by the Company Board of Directors to pay interim dividends but shall not be fewer than 30 days from the date of adoption of the decision.

     7.6. For each dividend payment, the Company Board of Directors shall draft a list of parties eligible to receive the dividend.

     The list of parties eligible to receive interim dividends shall include shareholders that were entered in the registry of Company shareholders not later than 10 days prior to the date on which the Company Board of Directors adopted the decision to pay dividends.

     The list of parties eligible to receive annual dividends shall include shareholders that were entered in the register of Company shareholders as of the date of compilation of the list of parties having the right to participate in the annual General Shareholders Meeting.

     7.7. The Company shall not have the right to adopt a decision to pay dividends on shares:

     -    before the Company's entire Authorized Capital has been paid in full;

     - pending redemption by the Company of all shares at the demand of shareholders having the right to demand redemption of their shares pursuant to current law;

     - if, at the time of a dividend payment, the Company meets the criteria of bankruptcy as defined by Russian Federation insolvency (bankruptcy) laws or would meet such criteria as a result of the dividend payment;

     - if the value of the Company's net assets is less than its Authorized Capital and reserve fund.

                      8. REGISTRY OF COMPANY SHAREHOLDERS

     8.1. The Company shall maintain a registry of Company shareholders and shall provide for its safekeeping pursuant to the requirements of Russian Federation law not later than one month from the date of the Company's state registration.

     8.2. The registry of Company shareholders shall contain information regarding each shareholder and shall indicate the quantity of shares listed in the name of each shareholder and other information by Russian Federation Law.

     A party registered in the register of Company shareholders shall be required to promptly inform the registrar of any changes in the information regarding that party. If a shareholder has failed to give notice of any changes in the information regarding that party, the Company shall not be liable for any consequent losses.

     8.3. An entry shall be made in the register of Company shareholders pursuant to the demand of a shareholder not later than three days from the date of submission of the documents specified in Russian Federation laws.

                            9. COMPANY MANAGEMENT

     9.1. The governing bodies of the Company shall be: the General Shareholders Meeting, the Board of Directors, and the Company's one-person executive body (the general director).

     9.2. The General Shareholders Meeting.

     9.2.1. The General Shareholders Meeting shall be the highest authority of the Company. The Company shall hold a General Shareholders Meeting each year (the annual General Shareholders Meeting) not earlier than three months nor later than five months after the end of the Company's fiscal year.

     Any meetings that are not General Shareholders Meetings shall be extraordinary meetings.

     9.2.2. The date on which a General Shareholders Meeting is to be convened, the procedure for giving notice of the meeting to shareholders and a list of materials to be provided to shareholders in preparation for the General
Meeting shall be established by the Board of Directors.

     9.2.3. The annual General Shareholders Meeting shall consider the following issues: election of the Board of Directors and the auditing commission, approval of the Company's auditor, review of the Company's annual reports, balance sheets and profit and loss statements as submitted by the Board of Directors, and distribution of Company profits and losses.

     9.2.4. The following issues shall be assigned to the exclusive jurisdiction of the General Shareholders Meeting:

     1) revisions and amendments to the Company Charter or approval of a revised Company Charter;

     2) reorganization of the Company;

     3) liquidation of the Company, appointment of a liquidation commission and approval of the interim and final liquidation balance sheets;

     4) determination of the number of directors of the Company Board of Directors, election of its members and the premature termination of their powers;

     5) determination of the maximum quantity of authorized but unissued shares;

     6) reductions in the Company's Authorized Capital through a decrease in the par value of its shares, the Company's purchase of a portion of the shares in order to reduce the total quantity thereof or to cancel partially paid shares, or the cancellation of shares purchased or redeemed by the Company;

     7) election of members of the Company auditing commission and the premature termination of their powers;

     8) approval of the Company's auditor;

     9) approval of the Company's annual reports, balance sheets and profit and loss statements and distribution of its profits and losses;

     10) division (splits) or consolidation of Company shares;

     11) procedures regulating the conduct of General Meetings;

     12) formation of a vote-counting commission or appointment of a person to perform the commission's functions;

     13) determination of methods for communicating information to shareholders;

     14) formation of the Company's executive body and the premature termination of its powers;

     15) approval of transactions involving the interests of persons specified by Article 81 of the Russian Federation Federal Law "On Joint-Stock Companies";

     16) the conclusion of major transactions involving the purchase and alienation of property by the Company;

     17) decision-making on other issues specified by the Russian Federation Federal Law "On Joint-Stock Companies."

     9.2.5. Issues assigned to the exclusive jurisdiction of the General Meeting may not be assigned to the Company's Board of Directors or executive body for decision.

     9.2.6. The General Shareholders Meeting shall not have the right to consider or render decisions on issues not assigned to its jurisdiction by the Federal Law "On Joint-Stock Companies."

     9.2.7. The General Shareholders Meeting shall adopt decisions on the basis of majority vote of the shareholders participating in the meeting, unless the Federal Law "On Joint-Stock Companies" or the Company Charter requires a greater number of votes.

     Decisions on procedures regulating the conduct of the General Meeting shall be adopted by majority vote of the shareholders present at the meeting; all proposals submitted by the shareholders attending the meeting shall be considered.

     9.2.8. Decisions on the issues cited in subpoints 2, 10, 13, 15 and 16 of point 9.2.4 of this Charter shall be adopted by the General Shareholders Meeting solely on the basis of proposals submitted by the Company Board of Directors.


     9.2.9. Decisions on the issues cited in subpoints 1-3, 5 and 16 of point
9.2.4 of this Charter shall be adopted by a vote of three-quarters of the shareholders participating in the General Shareholders Meeting.

     9.2.10. The General Shareholders Meeting shall not have the right to render decisions on issues that were not included on the meeting agenda or to alter the agenda.

     9.2.11. Decisions adopted by the General Shareholders Meeting, as well as voting results, shall be communicated to the shareholders in the procedure and time periods set forth in the Russian Federation Federal Law "On Joint-Stock Companies," but not later than 45 days from the date of adoption of a decision.

     A shareholder shall have the right to appeal to the courts any decision adopted by the General Shareholders Meeting in violation of the Federal Law
"On Joint-Stock Companies," other Russian Federation laws, or this Charter if the shareholder did not participate in the General Shareholders Meeting or voted against the decision in question and the decision violated his rights and legitimate interests.

     9.2.12. The list of shareholders having the right to participate in the General Meeting shall be drafted in the time period and procedure set forth in the Federal Law "On Joint-Stock Companies."

     9.2.13. Notice of a General Meeting shall be given to the shareholders by written notice delivered to them by registered mail.

     Notice shall be sent not later than three weeks prior to the date of the General Meeting.

     9.2.14. Company shareholders (a shareholder) that hold a combined total of not less than 2 percent of the shares shall have the right to submit not more than two proposals for the agenda of the annual General Shareholders Meeting and to nominate candidates for the Company Board of Directors and the auditing commission, the number of which may not exceed the number of members required for the body in question, within 30 days of the end of the Company's fiscal year.

     An issue proposed for the agenda of the General Shareholders Meeting shall be submitted in writing and shall set forth the reason for which it is being proposed, the name of the shareholder (shareholders) submitting the issue, and the quantity and categories of the shares belonging to the stockholder.

     9.2.15. Proposals submitted for the nomination of candidates for the Company Board of Directors and auditing commission, including proposals in which a candidate nominates himself, shall indicate the name of the candidate and (if the candidate is a Company shareholder) the quantity and category (class) of the shares belonging to him, as well as the names of the shareholders nominating the candidate and the quantity and category (class) of the shares belonging to them.

     9.2.16. The Company Board of Directors shall consider the proposals submitted and shall render a decision to include them on the agenda of the General Meeting or to deny inclusion on the agenda not later than 15 days after the deadline established for the submission of proposals.

     9.2.17. The following shall constitute grounds to deny inclusion of an issue on the agenda of the General Shareholders Meeting or inclusion of candidates on the slate in elections of the Board of Directors or auditing commission:

     - failure to meet the deadline for submitting proposals established in part one of point 9.2.14 of this Charter;

     - absence of information specified in part two of point 9.2.14 of this Charter;

     - non-compliance of a proposal with the requirements of the Federal Law "On Joint-Stock Companies" and other Russian Federation laws.

     A decision of the Board of Directors to deny inclusion of an issue on the agenda of the General Shareholders Meeting or inclusion of a candidate on the slate in elections of the Company Board of Directors or auditing commission shall set forth the grounds on which the decision was rendered; said grounds shall be forwarded to the shareholder (shareholders) that submitted the issue or proposal not later than three days after the date of its adoption.

     A decision by the Board of Directors not to include an issue on the agenda or a candidate on a slate of candidates may be appealed to the courts.

     9.2.18. When preparing to convene a General Shareholders Meeting, the Board of Directors (or the parties demanding the convening of an extraordinary General Meeting) shall determine:

     -    the date, place and time of the General Meeting;

     -    the agenda of the General Meeting;

     - the date of compilation of the list of shareholders eligible to participate in the General Meeting:

     - the procedure for giving notice of the General Meeting to the shareholders;

     - a list of information to be furnished to the shareholders in preparation for the General Meeting.

     9.2.19. An extraordinary General Shareholders Meeting shall be held by decision of the Board of Directors on its own initiative or at the demand of the auditing commission, the Company's auditor, or a shareholder (shareholders) that holds not less than 10 percent as of the date on which the demand is made.

     The decision shall specify the method by which the General Shareholders Meeting is to convene (collective attendance or correspondence vote).

     The adoption of a decision to hold an extraordinary General Shareholders Meeting and the preparation and conduct thereof shall comply with the regulations set forth in the Law "On Joint-Stock Companies."

     9.2.20. The right to participate in the General Shareholders Meeting may be exercised by shareholders in person or by proxy.

     A shareholder shall have the right at any time to replace his proxy or to take part in the General Meeting in person.

     A shareholder's proxy shall act in accordance with the powers set forth in a written power of attorney. A power of attorney to vote shall be drafted pursuant to the requirements of points 4 and 5 or Article 185 of the Russian Federation Civil Code or shall be notarized. Said power of attorney shall contain information regarding the party being represented and the representative (name, place of residence or business, passport data).

     9.2.21.  The General Shareholders Meeting shall be legally empowered
(have a quorum) if shareholders (or proxies thereof) holding a combined total or more than half of the votes conferred by the Company's placed shares have registered by the end of registration for participation in the General Meeting.

     If a quorum to hold the General Meeting is not reached, the date on which a new General meeting is to convene shall be announced. The agenda may not be modified when the new General Shareholders Meeting convenes.

     The General Meeting convened in place of the one that lacked a quorum shall be legally empowered if shareholders (or proxies thereof) holding a combined total of not less than 30 percent of the votes conferred by the Company's placed voting shares have registered by the end of registration for participation in it.

     Notice of the new General Meeting shall be given not later than 10 days prior to the meeting date in the procedure set forth in part one of point
9.2.13 of this Charter.

     9.2.22. Voting in the General Meeting shall be conducted according to the "one voting share, one vote" principle.

     Voting may be conducted by ballot.

     The form and text of ballots shall be approved by the Board of Directors.

     9.2.23. A report on the voting results shall be drafted and signed by the members of the vote-counting commission or the person performing its functions.

     The report on the voting results shall be appended to the minutes of the General Shareholders Meeting.

     The results of a vote shall be announced at the General Meeting in question or communicated to the shareholders after the close of the General Meeting by forwarding to shareholders a report on the vote's outcome.

     9.2.24. The minutes of the General Meeting shall be drafted not later than 15 days after the close of the General Meeting in two counterparts, which shall be signed by the presiding officer and secretary of the General Meeting and shall contain the information specified in the Russian Federation Federal Law "On Joint-Stock Companies."

     9.3.  The Company Board of Directors and the Company Executive Body.

     9.3.1. The Board of Directors shall exercise overall supervision of the Company's activities, with the exception of decision-making on issues assigned to the exclusive jurisdiction of the General Shareholders Meeting.

     The Board of Directors shall be comprised of seven members.

     9.3.2. The following issues shall be assigned to the exclusive jurisdiction of the Company Board of Directors:

     1)  determination of priority fields of the Company's activities;

     2) convening of annual and extraordinary General Shareholders Meetings, with the exception of instances in which an extraordinary General Meeting is convened by parties demanding the convening of such a meeting in accordance with the Russian Federation Federal Law "On Joint-Stock Companies";

     3)  approval of the agenda of the General Shareholders Meeting;

     4) determination of the date of compilation of the list of shareholders eligible to participate in the General Meeting and other issues that are assigned to the jurisdiction of the Board of Directors by this Charter in connection with the preparation and conduct of the General Shareholders Meeting, pursuant to the Russian Federation Federal Law "On Joint-Stock Companies";

     5) submission for decision by the General Meeting of the issues specified in subpoints 2, 10, 13, 15 and 16 of point 9.2.4 of this Charter, as well as issues pertaining to the Company's purchase of placed shares of the Company's participation in holding companies, financial-industrial groups or other associations of commercial organizations;

     6) increasing the Company's Authorized Capital by increasing the par value of shares or by placing additional shares within the limits of the authorized but unissued shares;

     7) determination of property market values pursuant to Article 77 of the Law "On Joint-Stock Companies";

     8)  the purchase of shares placed by the Company;

     9)  the placement of bonds and other securities issued by the Company;

     10) recommendations concerning amounts of salary and compensation to be paid to members of the Company auditing commission and determination of the amount of payment for the auditor's services;

     11) recommendations concerning share dividend amounts and the procedure for their distribution;

     12) use of the Company's reserve and other funds;

     13) approval of internal Company documents that regulate the activities of its governing bodies;

     14) establishment of Company branches and Company offices;

     15) decisions regarding the Company's participation in other organizations, except for participation in holding companies, financial-industrial groups or other associations of commercial organizations;

     16) the conclusion of major transactions involving the acquisition or alienation of property by the Company except for issues that are assigned to the jurisdiction of the General Shareholders Meeting;

     17) the conclusion of transactions involving the interests of persons specified in Chapter XI of the Law "On Joint-Stock Companies", unless this issue is assigned to the jurisdiction of the General Shareholders Meeting;

     18) other issues specified in the Law "On Joint-Stock Companies" and this Charter.

     9.3.3. Issues assigned to the exclusive jurisdiction of the Company Board of Directors may not be assigned to the general director for decision.

     9.3.4. Members of the Board of Directors shall be elected by the annual General Shareholders Meeting for one-year terms from among candidates nominated by the shareholders.

     Elections and the nomination of candidates shall be carried out in such a way that shareholders that hold more than 25 percent of the Company's Authorized Capital shall not have fewer than two representatives on the Board of Directors.

     Candidates nominated for election to the Board of Directors pursuant to this Charter shall be deemed to have been elected as members of the Board of Directors if they received a majority of the votes of the shareholders that hold voting Company shares and participated in the meeting, within the limits of the number of members required for the Board of Directors pursuant to this Charter. In the event that equal numbers of votes are cast for candidates, the vote of the presiding officer at the meeting shall be the deciding vote.

     Persons elected to the Board of Directors may be re-elected an unlimited number of times.

     The powers of any member of the Board of Directors may be terminated prematurely by decision of the General Shareholders Meeting.

     The person performing the functions of the one-person executive body (the general director) may not serve concurrently as chairman of the Company Board of Directors.

     Requirements for members of the Board of Directors shall be set forth in the internal Company document regulating the activities of the Board of Directors.
                                                                       18

     9.3.5. The chairman of the Board of Directors shall be elected by the members of the Board of Directors from among their number by majority vote of the total number of members of the Board of Directors.

     The Board of Directors shall have the right at any time to re-elect its chairman by majority vote of the total number of members of the Board of Directors.

     9.3.6.  The chairman of the Company Board of Directors shall:

     -      organize the Board's work;

     -      convene meetings of the Board of Directors;

     -      preside at meetings of the Board of Directors;

     -      arrange for the recording of minutes at meetings;

     -      preside at the General Shareholders Meeting.

     In the absence of the chairman of the Board of Directors, his functions shall be performed by one of the Board members by decision of the Board of Directors.

     9.3.7. Meetings of the Board of Directors shall be convened by the chairman on his own initiative or at the demand of a member of the Board of Directors, the auditing commission, the Company's auditor or the Company executive body.

     The procedures for convening and conducting meetings of the Board of Directors shall be set forth in an internal Company document.

     9.3.8. A quorum for a meeting of the Board of Directors shall be not fewer than three of the elected members of the Board of Directors.

     9.3.9. Decisions at meetings of the Board of Directors shall be adopted by majority vote of those present. Each member of the Board of Directors shall have one vote. The assignment of a vote by one member of the Board of Directors to a different member shall be prohibited.

     In the event of a tie vote in decision-making by the Board of Directors, the vote of the chairman of the Board of Directors shall be the deciding vote.

     9.3.10. Minutes shall be recorded at meetings of the Company Board of Directors.

     The minutes of a meeting shall be drafted not later than 10 days after the meeting is held.

     9.3.11. Management of the Company's day-to-day activities shall be the responsibility of the Company's one-person executive body - the general director.

     The general director shall be appointed by decision of the General Shareholders Meeting. The general director shall be a full member of the Board of Directors. All issues relating to the management of day-to-day activities, with the exception of the issues assigned to the exclusive jurisdiction of the General Shareholders Meeting or the Company Board of Directors, shall be assigned to the jurisdiction of the general director.

     The Company general director shall organize implementation of the decisions of the General Shareholders Meeting and the Company Board of Directors.

     9.3.12. The general director shall act on the Company's behalf without a power of attorney, represent its interests, conclude transactions on the Company's behalf, approve personnel arrangements and issue orders and directives that shall be binding on all Company employees.

     9.3.13. The rights and obligations of the general director relating to management of the Company's day-to-day activities shall be defined by the Federal Law "On Joint-Stock Companies," other Russian Federation laws and the contract concluded with the Company.

     Said contract shall be signed on behalf of the Company by the chairman of the Board of Directors or by a person authorized by the Company Board of Directors.

     9.3.14. Relations between the Company and the general director shall be regulated by Russian Federation labor laws insofar as they do not conflict with the provisions of the Russian Federation Federal Law "On Joint-Stock Companies."

     9.3.15. The general director may hold positions in the governing bodies of other organizations only with the consent of the Company Board of Directors.

     9.3.16. The General Shareholders Meeting shall have the right to terminate the contract with the general director at any time.

     9.3.17. In performing their obligations, members of the Board of Directors and the general director shall act in the best interests of the Company and shall exercise their rights and fulfill their obligations to the Company reasonably and in good faith.

     Members of the Board of Directors and the general director shall be liable to the Company for losses caused to the Company as a result of wrongful action (inaction) on their part, unless other grounds and degrees of liability are established by federal law.

     9.3.18. The Company or a shareholder (shareholders) holding a combined total of not less than 1 percent of the Company's placed shares shall have the right to file suit in the courts against a member of the Board of Directors and/or the general director for restitution of losses caused to the Company by wrongful acts on their part.

                        10.  OVERSIGHT OF THE COMPANY'S
                       FINANCIAL AND ECONOMIC ACTIVITIES


     10.1.  The auditing commission shall be elected by the General
Shareholders Meeting to oversee the Company's financial and economic activities.

     The auditing commission shall be elected from among the shareholders or proxies thereof and shall be comprised of not fewer than three persons. The auditing commission shall be elected for a two-year term. Procedures governing the activities of the auditing commission shall be set forth in an internal Company document approved by the General Shareholders Meeting.

     10.2. The financial and economic activities of the Company shall be reviewed (audited) on an annual basis, as well as at any time on the initiative of the auditing commission, by decision of the General Shareholders Meeting or the Board of Directors, or at the demand of a Company shareholder
(shareholders) holding not less than 10 percent of the Company's shares.

     The auditing commission shall forward the findings of its reviews to the General Shareholders Meeting.

     10.3. The auditing commission shall:

     - perform documentary audits and conduct full and selective reviews of the Company's financial and economic activities;

     - audit compliance with estimates for expenditures from Company funds and the proper use of financial resources;

     - review the organization and authenticity of the Company's statistical, accounting and other reports;

     - review the state of the Company's assets and audit its cash management office;

     -    prepare opinions on the Company's annual reports;

     - verify that the registry of Company shareholders is properly maintained;

     - verify lists of shareholders prior to General Shareholders Meetings and relay them to the counting commission;

     - verify lists of shareholders prior to the calculation of dividends and ensure that dividends are calculated correctly and in a timely fashion.

     10.4. Pursuant to a demand made by the auditing commission, persons who hold positions in the Company's governing bodies shall be required to furnish documents pertaining to the Company's financial and economic activities.

     The auditing commission shall have the right to convene an extraordinary General Shareholders Meeting pursuant to Article 55 of the Russian Federation Federal Law "On Joint-Stock Companies."

     10.5. Auditing commission members may not be members of the Board of Directors simultaneously or hold other positions in the Company's governing bodies.

     Shares belonging to members of the Board of Directors or to persons holding positions in the Company's governing bodies may not be voted in elections of auditing commission members.

     10.6. The auditor (an individual citizen or an auditing organization) shall review the Company's financial and economic activities by contract with the Company.

     The General Shareholders Meeting shall approve the Company's auditor. The amount of payment for his services shall be determined by the Board of Directors.

     10.7. Based on the findings of the review of the Company's financial and economic activities, the auditing commission or auditor shall prepare an opinion that shall:

     - vouch for the authenticity of the data contained in the Company's reports and other financial documents;

     - contain information regarding any violations of the procedures regulating accounting and the submission of financial reports or any violations of Russian Federation law.

                11.  ACCOUNTING AND REPORTING; COMPANY DOCUMENTS

     11.1. The Company shall maintain accounts and submit financial reports in the procedure prescribed by Russian Federation law.

     In addition, in order to comply with current U.S. accounting and reporting requirements, the shareholders agree that the Company shall maintain its books of account and reporting statements pursuant to the generally accepted accounting principles (GAAP) of the United States. The cost of maintaining reporting statements in accordance with GAAP shall be borne by the Company.

     The general director shall be liable for the organization, state and accuracy of the Company's accounting and for the timely submission of the annual report and other financial reports to the relevant bodies, as well as for the timely submission to shareholders and creditors of information pertaining to the Company's activities.

     11.2. The accuracy of the date contained in the annual report, the balance sheet and the profit and loss statement shall be confirmed by the auditing commission.

     The Company's annual report shall be subject to preliminary approval by the Board of Directors not later than 30 days prior to the date on which the annual General Shareholders Meeting is to convene.

     11.3. The Company shall maintain the following documents:

     - the Company Charter, revisions and amendments to the Charter registered in the prescribed procedure, the decision to establish the Company, and the decision to apply for state registration of the Company;

     - documentation confirming the Company's rights to the assets specified on its balance sheet;

     - internal Company documents approved by the General Shareholders meeting and other governing bodies of the Company;

     -    by-laws governing Company branches or offices;

     -    accounting records;

     -    financial reporting documents submitted to the relevant agencies;

     - the minutes of General Shareholders Meetings and meetings of the Board of Directors and auditing commission;

     - the opinions of the auditing commission, the Company's auditor and state and municipal financial oversight authorities;

     - other documents referenced by current law, the Company's Charter and internal documents and the decisions of its governing bodies.

     11.4. Information pertaining to the Company shall be furnished by the Company pursuant to current Russian Federation law.

     The Company shall ensure that shareholders have access to the documents listed in point 11.3 of this Charter, with the exception of accounting documents.

     Pursuant to the demand of any shareholder, the Company shall be required to furnish same with copies of the documents listed in point 11.3 of this Charter in exchange for a fee. The amount of the fee shall be established by the Company and shall not exceed the cost of preparation of the copies and mailing expenses.

                   12. COMPANY REORGANIZATION AND LIQUIDATION

     12.1. The Company may be reorganized by merger, acquisition, division, spin-off or conversion.

     The Company shall be recognized as reorganized, with the exception of reorganization in the form of acquisition, as of the moment of state registration of the newly established legal entities.

     Upon reorganization of the Company by acquisition, the first company shall be recognized as reorganized as of the moment that an entry recording the termination of the acquired Company is made in the uniform state registry of legal entities by the state registration authority.

     12.2. Reorganization of the Company in any of the forms referenced by law shall be carried out in the procedure established by the Russian Federation Civil Code, the Russian Federation Federal Law "On Joint-Stock Companies" and other current laws.

     12.3. The Company may be liquidated voluntarily in the procedure set forth in the Russian Federation Civil Code, with due regard for the requirements of the Federation Law "On Joint-Stock Companies."

     The Company may be liquidated by court ruling on grounds referenced in the Russian Federation Civil Code.

     Liquidation of the Company shall result in termination without assignment of its rights and obligations to legal successors.

     12.4. Liquidation of the Company shall be deemed to have been completed and the Company to have ceased to exist as of the moment the state registration authority records an entry to that effect in the uniform state registry of legal entities.

     For the "SFMT-Rusnet, Inc." company:

     [Signed]  Henry Radzikowski
               Director for CIS and East European Countries

     [seal of "SFMT-Rusnet, Inc."]